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                                                                 EXHIBIT 10(22)

                       SUMMARY OF ANNUAL INCENTIVE PLAN

  In the fourth quarter of each year, in connection with the budgeting process, the Company establishes financial performance targets and a related targeted bonus for many of its employees. Under the Annual Incentive Plan, cash bonuses become payable to these employees after the end of the subsequent year and may vary from 0% to 100% or more of the employee's targeted bonus based on the extent to which the financial performance targets are met.